Exhibit 99.1

Newell Rubbermaid Reports Second Quarter 2008 Results
Sales Growth Above Guidance, Normalized EPS at High End of Expectations
ATLANTA, July 31, 2008 — Newell Rubbermaid (NYSE: NWL) today announced its second quarter 2008 financial results.
Net sales grew 7.8 percent to $1.83 billion in the second quarter, compared to $1.69 billion in the prior year. The acquisitions of Technical Concepts and Aprica contributed 4.6 percent. Internal sales growth, which excludes the effect of significant acquisitions, was 3.2 percent. Double-digit increases in the Rubbermaid Commercial, Rubbermaid Food and European and Asia Pacific Office Products businesses, as well as high single digit growth in the Baby & Parenting Essentials business, led the sales improvement, offsetting declines in the North American Office Products, Tools & Hardware and Decor businesses. Foreign currency contributed 2.9 percent.
“We were pleased to deliver second quarter results in line with expectations despite significant cost inflation and a challenging U.S. economy,” said Mark Ketchum, president and chief executive officer of Newell Rubbermaid. “Looking forward, we are taking decisive action to strengthen our portfolio and protect the company’s margins and profitability. These previously announced initiatives include aggressive pricing increases and the restructuring of our product portfolio to reduce exposure to commodity-like product lines. In addition, we will continue our strategy of investing in innovation and brand building. We are confident that these actions will position Newell Rubbermaid as a stronger, less volatile and more profitable company and will enhance long-term shareholder value.”
Gross margin during the second quarter was 34.1 percent, down 160 basis points from last year, as higher productivity, savings from Project Acceleration and favorable pricing were more than offset by significant increases in cost inflation.
Excluding Project Acceleration restructuring costs and related impairment charges of $69.4 million in 2008 and $15.5 million in 2007, operating income was $230.3 million, compared to $248.3 million in the prior year, reflecting the impact of higher cost inflation and the company’s continued investment in strategic brand building activities and corporate initiatives.
Normalized earnings, which exclude Project Acceleration restructuring costs and related impairment charges, were $0.49 per diluted share, consistent with the company’s guidance and down 12 percent to last year’s normalized EPS of $0.55. (A reconciliation of the results “as reported” to results “excluding charges” is included below.)
Income from continuing operations, as reported, was $92.5 million, or $0.33 per diluted share, compared to $143.2 million, or $0.51 per diluted share, in the prior year.
Operating cash flow was $1.9 million, compared to $158.3 million for the prior year. The difference was largely attributable to timing of cash payments and lower net income. Capital expenditures were $38.2 million in the second quarter, compared to $36.4 million for the prior year.

A reconciliation of the second quarter 2008 and last year’s results is as follows:

	Q2 2008	Q2 2007
Diluted earnings per share from continuing operations (as reported):	$0.33	$0.51

Project Acceleration restructuring costs	$0.16	$0.04

Diluted earnings per share from continuing operations (excluding charges):	$0.49	$0.55

One-time event	—	—

“Normalized” EPS:	$0.49	$0.55
Six Months Results
Net sales for the six months ended June 30, 2008 grew 5.9 percent to $3.26 billion, compared to $3.08 billion in the prior year. The acquisitions of Technical Concepts and Aprica together contributed 2.5 percent of sales growth. Internal sales growth, which excludes the effect of significant acquisitions, was 3.4 percent for the six months. Double-digit increases in the Rubbermaid Commercial, Rubbermaid Food and European and Asia Pacific Office Products businesses and high single digit growth in the Home & Family segment led the sales improvement, offsetting declines in the North American Office Products and Decor businesses. Foreign currency contributed 3.1 percent.
Gross margin was 34.2 percent, a 90 basis point decline versus prior year results, primarily as a result of dramatically higher cost inflation.
Normalized earnings, which exclude Project Acceleration restructuring costs and related impairment charges and one-time tax benefits, were $0.76 per share, as compared with the prior year’s result of $0.83 per share. (A reconciliation of the results “as reported” to results “excluding charges” is included below.)
Income from continuing operations, as reported, was $149.9 million, or $0.54 per share, compared to $208.3 million, or $0.75 per share, in the prior year.
Net cash used in operating activities was $121.3 million, compared to a source of $172.8 million in the prior year. Capital expenditures were $78.2 million, compared to $69.0 million for the prior year.
A reconciliation of the first six months 2008 and last year’s results is as follows:

	YTD Q2 2008	YTD Q2 2007
Diluted earnings per share from continuing operations (as reported)	$0.54	$0.75

Project Acceleration restructuring costs	$0.22	$0.09

Diluted earnings per share from continuing operations (excluding charges)	$0.76	$0.84

Tax benefits	—	($0.01)

“Normalized” EPS:	$0.76	$0.83
2008 Full Year Guidance
The company reiterated its guidance for net sales growth of between six and eight percent for the full year, including the impact of the Technical Concepts and Aprica acquisitions. Internal sales growth, which excludes the effect of significant acquisitions, continues to be projected at between two and four percent for the full year, in large part driven by stronger foreign currency in combination with internal sales growth in the Rubbermaid Commercial and Rubbermaid Food businesses and the Home & Family segment. The impact of recently announced pricing initiatives will be largely offset by anticipated volume declines related to the exiting of certain product lines.
Due to dramatic increases in raw material and sourced finished goods inflation, which are expected to more than offset pricing, ongoing productivity improvements and Project Acceleration savings, the company now anticipates gross margin will contract 100 to 175 basis points versus last year. The company remains committed to increasing its investment in strategic brand building and corporate initiatives.
Consistent with the guidance provided in its July 15 press release, the company expects normalized earnings of between $1.40 and $1.60 per diluted share.
As a result primarily of lower net income and the timing of certain working capital items, operating cash flow is now expected to be between $350 million and $400 million for the full year, compared to previous guidance of between $600 million and $650 million. This guidance reflects the company’s expectation of a significant improvement in cash flow in the back half of the year compared with the first six months of 2008 due to seasonality of the business and planned actions to reduce working capital. The cash flow guidance provided assumes approximately $80 million in restructuring cash payments. Capital expenditures projections are unchanged at $160 to $180 million.

2008 Third Quarter Guidance
For the third quarter, the company anticipates net sales growth of between six and seven percent and internal sales growth of two to four percent, driven primarily by the impact of favorable foreign currency and continued strength in Rubbermaid Commercial, Rubbermaid Food, our international businesses, and the Home & Family segment.
The company expects to generate normalized earnings in a range from $0.31 to $0.35 per diluted share, as compared with $0.52 last year. The expected decline is a result of higher cost inflation in raw materials and sourced products, and continued investment in strategic initiatives.
A reconciliation of the third quarter and full year 2008 earnings outlook is as follows:

	Q3 2008	FY 2008
Diluted earnings per share from continuing operations (as reported):	$0.11 - $0.15	$0.78 - $0.91

Project Acceleration restructuring costs	$0.05 to $0.09	$0.46 to $0.59

Diluted earnings per share from continuing operations (excluding charges):	$0.18 - $0.22	$1.27 - $1.47

One-time event	$0.13	$0.13

“Normalized” EPS:	$0.31 - $0.35	$1.40 - $1.60
“One-time event” reflects the net of tax impact of the company’s third quarter purchase of a call option with respect to its $250 million of 6.35% Reset notes due 2028 for approximately $52 million. The call option holder had the right to remarket these notes in July 2008 and again in July 2018. The company utilized its commercial paper program to fund the purchase of the call option and the redemption of the notes in order to pursue more favorable financing terms.
Conference Call
The company’s second quarter 2008 earnings conference call is scheduled for today, July 31, 2008, at 9:00 a.m. ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay for two weeks. A brief supporting slide presentation will be available prior to the call under Quarterly Earnings in the Investor Relations section on the company’s Web site.
Caution Concerning Forward-Looking Statements
The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, inflation, particularly with respect to commodities such as oil and resin, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials and sourced products; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to refinance short term debt on terms acceptable to us; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, and Exhibit 99.1, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.
Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
About Newell Rubbermaid
Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with sales of over $6 billion and a strong portfolio of brands, including Rubbermaid®, Sharpie®, Graco®, Calphalon®, Irwin®, Lenox®, Levolor®, Paper Mate®, Dymo®, Waterman®, Parker®, Goody®, BernzOmatic® and Amerock®. The company is headquartered in Atlanta, Ga., and has approximately 22,500 employees worldwide.
This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:
Nancy O’Donnell	David Doolittle
Vice President, Investor Relations	Vice President, Corporate Communications
+1 (770) 407-3663	+1 (770) 407-3613

NWL-EA

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Three Months Ended June 30,
	2008			2007			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change
Net sales	$1,825.1	$—	$1,825.1	$1,693.1	$—	$1,693.1	7.8%
Cost of products sold	1,201.9	—	1,201.9	1,087.5	—	1,087.5

GROSS MARGIN	623.2	—	623.2	605.6	—	605.6	2.9%
% of sales	34.1%		34.1%	35.8%		35.8%

Selling, general & administrative expenses	392.9	—	392.9	357.3	—	357.3	10.0%
% of sales	21.5%		21.5%	21.1%		21.1%

Restructuring costs	69.4	(69.4)	—	15.5	(15.5)	—

OPERATING INCOME	160.9	69.4	230.3	232.8	15.5	248.3	(7.2)%
% of sales	8.8%		12.6%	13.7%		14.7%

Nonoperating expenses:
Interest expense, net	38.7	—	38.7	27.5	—	27.5
Other expense, net	0.8	—	0.8	1.5	—	1.5

	39.5	—	39.5	29.0	—	29.0	36.2%

INCOME BEFORE INCOME TAXES	121.4	69.4	190.8	203.8	15.5	219.3	(13.0)%
% of sales	6.7%		10.5%	12.0%		13.0%

Income taxes	28.9	25.5	54.4	60.6	4.1	64.7	(15.9)%
Effective rate	23.8%		28.5%	29.7%		29.5%

INCOME FROM CONTINUING OPERATIONS	92.5	43.9	136.4	143.2	11.4	154.6	(11.8)%
% of sales	5.1%		7.5%	8.5%		9.1%

Discontinued operations, net of tax:
Net loss	—	—	—	(1.0)	1.0	—

NET INCOME	$92.5	$43.9	$136.4	$142.2	$12.4	$154.6	(11.8)%

% of sales	5.1%		7.5%	8.4%		9.1%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.33	$0.16	$0.49	$0.52	$0.04	$0.56
Diluted	$0.33	$0.16	$0.49	$0.51	$0.04	$0.55

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$—	$—	$(0.00)	$0.00	$—
Diluted	$—	$—	$—	$0.00	$(0.00)	$—

EARNINGS PER SHARE:
Basic	$0.33	$0.16	$0.49	$0.52	$0.04	$0.56
Diluted	$0.33	$0.16	$0.49	$0.51	$0.04	$0.55

AVERAGE SHARES OUTSTANDING:
Basic	277.1		277.1	276.0		276.0
Diluted	278.2		286.5	286.1		286.1

(1)	Charges excluded from “as reported” results for 2008 consist of $69.4 million of restructuring costs, including impairment charges, and the associated tax effects.

(2)	Charges excluded from “as reported” results for 2007 consist of $15.5 million of restructuring costs, including impairment charges, and the associated tax effects and a $1.0 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Six Months Ended June 30,
	2008			2007			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change
Net sales	$3,258.8	$—	$3,258.8	$3,077.5	$—	$3,077.5	5.9%
Cost of products sold	2,145.1	—	2,145.1	1,997.2	—	1,997.2

GROSS MARGIN	1,113.7	—	1,113.7	1,080.3	—	1,080.3	3.1%
% of sales	34.2%		34.2%	35.1%		35.1%

Selling, general & administrative expenses	753.9	—	753.9	695.7	—	695.7	8.4%
% of sales	23.1%		23.1%	22.6%		22.6%

Restructuring costs	87.8	(87.8)	—	31.0	(31.0)	—

OPERATING INCOME	272.0	87.8	359.8	353.6	31.0	384.6	(6.4)%
% of sales	8.3%		11.0%	11.5%		12.5%

Nonoperating expenses:
Interest expense, net	64.5	—	64.5	54.9	—	54.9
Other expense, net	1.0	—	1.0	2.3	—	2.3

	65.5	—	65.5	57.2	—	57.2	14.5%

INCOME BEFORE INCOME TAXES	206.5	87.8	294.3	296.4	31.0	327.4	(10.1)%
% of sales	6.3%		9.0%	9.6%		10.6%

Income taxes	56.6	27.3	83.9	88.1	6.7	94.8	(11.5)%
Effective rate	27.4%		28.5%	29.7%		29.0%

INCOME FROM CONTINUING OPERATIONS	149.9	60.5	210.4	208.3	24.3	232.6	(9.5)%
% of sales	4.6%		6.5%	6.8%		7.6%

Discontinued operations, net of tax:
Net loss	(0.5)	0.5	—	(16.8)	16.8	—

NET INCOME	$149.4	$61.0	$210.4	$191.5	$41.1	$232.6	(9.5)%

% of sales	4.6%		6.5%	6.2%		7.6%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.54	$0.22	$0.76	$0.75	$0.09	$0.84
Diluted	$0.54	$0.22	$0.76	$0.75	$0.09	$0.84

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.00)	$0.00	$—	$(0.06)	$0.06	$—
Diluted	$(0.00)	$0.00	$—	$(0.06)	$0.06	$—

EARNINGS PER SHARE:
Basic	$0.54	$0.22	$0.76	$0.69	$0.15	$0.84
Diluted	$0.54	$0.22	$0.76	$0.69	$0.15	$0.84

AVERAGE SHARES OUTSTANDING:
Basic	277.0		277.0	275.9		275.9
Diluted	278.2		278.2	277.9		277.9

(1)	Charges excluded from “as reported” results for 2008 consist of $87.8 million of restructuring costs, including impairment charges, and the associated tax effects and a $0.5 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2007 consist of $31.0 million of restructuring costs, including impairment charges, and the associated tax effects and a $16.8 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	June 30,	June 30,
	2008	2007
Assets:

Cash and cash equivalents	$211.4	$162.8
Accounts receivable, net	1,312.7	1,215.3
Inventories, net	1,141.3	973.5
Deferred income taxes	109.6	96.5
Prepaid expenses and other	137.1	138.9

Total Current Assets	2,912.1	2,587.0

Property, plant and equipment, net	675.3	707.3
Goodwill	3,087.1	2,496.8
Other intangible assets, net	657.0	483.5
Other assets	232.1	229.0

Total Assets	$7,563.6	$6,503.6

Liabilities and Stockholders’ Equity:

Accounts payable	$656.8	$638.5
Accrued compensation	108.4	122.3
Other accrued liabilities	822.2	663.8
Income taxes payable	12.0	0.7
Notes payable	28.0	21.4
Current portion of long-term debt	1,065.8	2.2

Total Current Liabilities	2,693.2	1,448.9

Long-term debt	1,959.8	2,232.2
Deferred income taxes	1.4	20.2
Other non-current liabilities	605.8	777.0

Stockholders’ Equity	2,303.4	2,025.3

Total Liabilities and Stockholders’ Equity	$7,563.6	$6,503.6

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in millions)

	Six Months Ended June 30,
	2008	2007
Operating Activities:
Net income	$149.4	$191.5
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	91.0	92.4
Deferred income taxes	29.1	41.7
Non-cash restructuring costs	46.4	6.4
Gain on sale of assets	—	(0.8)
Stock-based compensation expense	16.9	18.5
Loss on disposal of discontinued operations	0.5	16.6
Non-cash income tax benefits	—	(1.9)
Other	0.8	(2.4)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(87.7)	(79.9)
Inventories	(132.8)	(102.9)
Accounts payable	(8.4)	82.3
Accrued liabilities and other	(224.6)	(88.7)
Discontinued operations	(1.9)	—

Net cash (used in) provided by operating activities	$(121.3)	$172.8

Investing Activities:
Acquisitions, net of cash acquired	$(644.1)	$(49.5)
Capital expenditures	(78.2)	(69.0)
Disposals of non-current assets and sales of businesses	0.5	(2.8)

Net cash used in investing activities	$(721.8)	$(121.3)

Financing Activities:
Proceeds from issuance of debt, net of debt issuance costs	$919.7	$353.4
Payments on notes payable and debt	(81.7)	(345.0)
Cash dividends	(117.4)	(117.3)
Proceeds from exercised stock options and other	0.2	16.6

Net cash provided by (used in) financing activities	$720.8	$(92.3)

Currency rate effect on cash and cash equivalents	$4.5	$2.6

Decrease in cash and cash equivalents	$(117.8)	$(38.2)
Cash and cash equivalents at beginning of period	329.2	201.0

Cash and cash equivalents at end of period	$211.4	$162.8

Newell Rubbermaid Inc.
Calculation of Free Cash Flow (1)

	Three Months Ended June 30,
	2008	2007
Free Cash Flow (in millions):

Net cash provided by operating activities	$1.9	$158.3
Capital expenditures	(38.2)	(36.4)

Free Cash Flow	$(36.3)	$121.9

	Six Months Ended June 30,
	2008	2007
Free Cash Flow (in millions):

Net cash (used in) provided by operating activities	$(121.3)	$172.8
Capital expenditures	(78.2)	(69.0)

Free Cash Flow	$(199.5)	$103.8

(1)	Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.

Newell Rubbermaid Inc.
Financial Worksheet
(In Millions)

	2008					2007
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q1:
Cleaning, Organization & Décor	$464.7	$48.1	$—	$48.1	10.4%	$457.4	$57.2	$—	$57.2	12.5%	$7.3	1.6%	$(9.1)	(15.9)%
Office Products	421.7	34.5	—	34.5	8.2%	406.3	35.2	—	35.2	8.7%	15.4	3.8%	(0.7)	(2.0)%
Tools & Hardware	290.3	35.1	—	35.1	12.1%	293.9	34.2	—	34.2	11.6%	(3.6)	(1.2)%	0.9	2.6%
Home & Family	257.0	30.6	—	30.6	11.9%	226.8	30.4	—	30.4	13.4%	30.2	13.3%	0.2	0.7%

Restructuring Costs		(18.4)	18.4	—			(15.5)	15.5	—				—	0.0%
Corporate		(18.8)	—	(18.8)			(20.7)	—	(20.7)				1.9	9.2%

Total	$1,433.7	$111.1	$18.4	$129.5	9.0%	$1,384.4	$120.8	$15.5	$136.3	9.8%	$49.3	3.6%	$(6.8)	(5.0)%

	2008					2007
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q2:
Cleaning, Organization & Décor	$609.9	$74.5	$—	$74.5	12.2%	$544.4	$81.2	$—	$81.2	14.9%	$65.5	12.0%	$(6.7)	(8.3)%
Office Products	612.9	102.6	—	102.6	16.7%	587.5	109.0	—	109.0	18.6%	25.4	4.3%	(6.4)	(5.9)%
Tools & Hardware	322.3	46.7	—	46.7	14.5%	324.6	47.7	—	47.7	14.7%	(2.3)	(0.7)%	(1.0)	(2.1)%
Home & Family	280.0	27.7	—	27.7	9.9%	236.6	31.3	—	31.3	13.2%	43.4	18.3%	(3.6)	(11.5)%

Restructuring Costs		(69.4)	69.4	—			(15.5)	15.5	—				—	0.0%
Corporate		(21.2)	—	(21.2)			(20.9)	—	(20.9)				(0.3)	(1.4)%

Total	$1,825.1	$160.9	$69.4	$230.3	12.6%	$1,693.1	$232.8	$15.5	$248.3	14.7%	$132.0	7.8%	$(18.0)	(7.2)%

	2008					2007
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
YTD:
Cleaning, Organization & Décor	$1,074.6	$122.6	$—	$122.6	11.4%	$1,001.8	$138.4	$—	$138.4	13.8%	$72.8	7.3%	$(15.8)	(11.4)%
Office Products	1,034.6	137.1	—	137.1	13.3%	993.8	144.2	—	144.2	14.5%	40.8	4.1%	(7.1)	(4.9)%
Tools & Hardware	612.6	81.8	—	81.8	13.4%	618.5	81.9	—	81.9	13.2%	(5.9)	(1.0)%	(0.1)	(0.1)%
Home & Family	537.0	58.3	—	58.3	10.9%	463.4	61.7	—	61.7	13.3%	73.6	15.9%	(3.4)	(5.5)%

Restructuring Costs		(87.8)	87.8	—			(31.0)	31.0	—				—	0.0%
Corporate		(40.0)	—	(40.0)			(41.6)	—	(41.6)				1.6	3.8%

Total	$3,258.8	$272.0	$87.8	$359.8	11.0%	$3,077.5	$353.6	$31.0	$384.6	12.5%	$181.3	5.9%	$(24.8)	(6.4)%

(1)	Charges are related to restructuring.

(2)	Excluding restructuring charges.

Newell Rubbermaid Inc.
Three Months Ended June 30, 2008
In Millions
Currency Analysis

	2008			2007	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
By Segment

Cleaning, Organization & Décor	$609.9	$(7.4)	$602.5	$544.4	10.7%	12.0%	1.4%
Office Products	612.9	(25.5)	587.4	587.5	(0.0)%	4.3%	4.3%
Tools & Hardware	322.3	(10.6)	311.7	324.6	(4.0)%	(0.7)%	3.3%
Home & Family	280.0	(4.8)	275.2	236.6	16.3%	18.3%	2.0%

Total Company	$1,825.1	$(48.3)	$1,776.8	$1,693.1	4.9%	7.8%	2.9%

By Geography

United States	$1,247.6	$—	$1,247.6	$1,236.3	0.9%	0.9%	0.0%
Canada	116.6	(9.6)	107.0	112.7	(5.1)%	3.5%	8.5%

North America	1,364.2	(9.6)	1,354.6	1,349.0	0.4%	1.1%	0.7%

Europe	288.8	(29.6)	259.2	221.4	17.1%	30.4%	13.4%
Central & South America	71.4	(4.7)	66.7	68.1	(2.1)%	4.8%	6.9%
All Other	100.7	(4.4)	96.3	54.6	76.4%	84.4%	8.1%

Total Company	$1,825.1	$(48.3)	$1,776.8	$1,693.1	4.9%	7.8%	2.9%

Newell Rubbermaid Inc.
Six Months Ended June 30, 2008
In Millions
Currency Analysis

	2008			2007	Year-over-year Increase
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
By Segment

Cleaning, Organization & Décor	$1,074.6	$(16.1)	$1,058.5	$1,001.8	5.7%	7.3%	1.6%
Office Products	1,034.6	(46.2)	988.4	993.8	(0.5)%	4.1%	4.6%
Tools & Hardware	612.6	(22.3)	590.3	618.5	(4.6)%	(1.0)%	3.6%
Home & Family	537.0	(9.7)	527.3	463.4	13.8%	15.9%	2.1%

Total Company	$3,258.8	$(94.3)	$3,164.5	$3,077.5	2.8%	5.9%	3.1%

By Geography

United States	$2,246.0	$—	$2,246.0	$2,256.2	(0.5)%	(0.5)%	0.0%
Canada	205.7	(22.7)	183.0	191.8	(4.6)%	7.2%	11.8%

North America	2,451.7	(22.7)	2,429.0	2,448.0	(0.8)%	0.2%	0.9%

Europe	516.4	(52.5)	464.2	413.9	12.2%	24.8%	12.6%
Central & South America	132.6	(9.5)	123.1	116.7	5.5%	13.6%	8.1%
All Other	158.1	(9.9)	148.2	98.9	49.8%	59.9%	10.0%

Total Company	$3,258.8	$(94.3)	$3,164.5	$3,077.5	2.8%	5.9%	3.1%

Newell Rubbermaid
Brands That Matter

Q2 2008 Earnings Call Presentation

July 31, 2008

Q2 2008 Earnings Call Presentation July 31, 2008

The statements in this presentation that are not historical in nature constitute forward- looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, inflation, particularly with respect to commodities such as oil and resin, debt ratings, and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as "anticipate," "expect," "project," "will," "believe," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward- looking statements include, but are not limited to, our dependence on the strength of retail economies; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power; changes in the prices of raw materials and sourced products; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to refinance short term debt on terms acceptable to us; the risks inherent in our foreign operations and those factors listed in our most recent quarterly report on Form 10-Q, and Exhibit 99.1 thereto, filed with the Securities and Exchange Commission. Forward-Looking Statement

Delivered on Quarterly Financial Commitments Net Sales Growth of +7.8% Above High End of April Guidance (+6 to +7%); Internal Sales Growth of +3.2% Above High End of April Guidance (+2 to +3%) Amidst Challenging Retail and Residential Construction Conditions "Normalized" EPS of $0.49 Consistent with Guidance ($0.47 to $0.50) Integration of Technical Concepts and Aprica acquisitions on track Addressing portfolio exposure to highly volatile oil- and natural gas-based resin market by divesting, downsizing or exiting select consumer product categories in which resin is the key raw material Q2 2008 Highlights

Net sales growth of 7.8% and internal sales growth of 3.2% Double-digit growth in Rubbermaid Commercial, Rubbermaid Food and European and Asia Pacific Office Products businesses, and high single-digit growth in Baby & Parenting Essentials more than offset softness in the domestic Tools & Hardware, North American Office Products and Decor businesses Gross margin declined 160 basis points to 34.1% Significant increases in cost of raw materials and sourced goods more than offset benefits from Project Acceleration, productivity gains and favorable pricing Increase of $36 million in SG&A Acquisitions, currency and brand building drove the increase Operating income excluding charges declined $18 million, or 7% "Normalized" EPS of $0.49 is consistent with guidance Operating cash flow adversely impacted by lower net income and the timing of certain payments in accounts payable and accrued liabilities Q2 2008 Financial Summary

FY 2008 Guidance

	April Guidance [1]	Current Guidance [2]
Net Sales Growth	+6 to +8%	+6 to +8%
Internal Sales Growth [3]	+2 to +4%	+2 to +4%
Gross Margin Expansion [4]	+25 to +75 bps	-100 to -175 bps
"Normalized" EPS [5]	$1.80 to $1.90	$1.40 to $1.60
Cash Flow from Operations	$600 to $650 million	$350 to $400 million
Capital Expenditures	$160 to $180 million	$160 to $180 million

[1] Reflects guidance communicated in Q1 2008 Earnings Release and Earnings Call

[2] Reflects guidance communicated in July 15, 2008 Press Release

[3] Excludes impact of significant acquisitions

[4] Reflects inflation pressure from raw material and sourced goods

[5] See reconciliation on page 11

5

FY 2008 Guidance

Q3 2008 Guidance

Net Sales Growth	+6% to +7%
Internal Sales Growth [1]	+2% to +4%
"Normalized" Earnings Per Share [2]	$0.31 to $0.35

[1] Excludes impact of significant acquisitions

[2] See reconciliation on page 12

6

Q3 2008 Guidance

EPS Walk: Previous to Current Guidance

	FY 2008
Previous "Normalized" EPS Guidance [1]	$1.80 - $1.90
Inflation from raw materials and sourced finished goods	($0.32)
Anticipated volume decline from exiting certain product categories	($0.03)
Current "Normalized" EPS Guidance [1]	$1.40 - $1.60

[1] Excludes Project Acceleration restructuring costs and related impairment charges and other one-time events

7

EPS Walk: Previous to Current Guidance

Appendix

Reconciliation: Q2 2007 and Q2 2008 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Q2 YTD 2008	Q2 YTD 2007
Diluted earnings per share from continuing operations (as reported):	$0.54	$0.75
Project Acceleration restructuring costs [1]	$0.22	$0.09
Diluted earnings per share from continuing operations (excluding charges):	$0.76	$0.84
Tax benefits	$0.00	($0.01)
"Normalized" EPS:	$0.76	$0.83

[1] Restructuring costs include impairment charges

10

Reconciliation: Q2 YTD 2007 and Q2 YTD 2008 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Current	Previous (April)
Diluted earnings per share from continuing operations (as reported):	$0.78 - $0.91	$1.40 - $1.50
Project Acceleration restructuring costs [1]	$0.46 - $0.59	$0.37 - $0.44
Diluted earnings per share from continuing operations (excluding charges):	$1.27 - $1.47	$1.80 - $1.90
One-time event [2]	$0.13	$0.00
"Normalized" EPS:	$1.40 - $1.60	$1.80 - $1.90

[1] Restructuring costs include impairment charges
[2] Net of tax impact of company's $52M purchase of call option with respect to Reset notes

Sharpie. IRWIN. Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER MATE LEVOLOR PARKER DYMO Amerock
11

Reconciliation: Current and Previous Guidance for FY 2008 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Q3 2008	Q3 2007
Diluted earnings per share from continuing operations (as reported)	$0.11 - $0.15	$0.61
Project Acceleration restructuring costs	$0.05 - $0.09	$0.05
Diluted earnings per share from continuing operations (excl. charges)	$0.18 - $0.22	$0.66
Tax benefit	$0.00	($0.14)
One-time event	$0.13	$0.00
"Normalized" EPS	$0.31 - $0.35	$0.52

[1] Restructuring costs include impairment charges

[2] Net of tax impact of company's $52M purchase of call option with respect to Reset notes

12

Reconciliation: Q3 2008 Guidance and Q3 2007 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Q2 2008	Q2 2007
Operating Income (as reported):	$160.9	$232.8
Project Acceleration restructuring costs [1]	$69.4	$15.5
Operating Income (excluding charges):	$230.3	$248.3

[1] Restructuring costs include impairment charges

13

Reconciliation: Q2 2007 and Q2 2008 Operating Income to Operating Income Excluding Charges